EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 13, 2015 with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 28, 2014 of Famous Dave’s of America, Inc. which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Minneapolis, Minnesota,
November 30, 2015